AGREEMENT OF TRANSFER AND LETTER OF TRANSMITTAL
                                  for Units of
                         INCOME GROWTH PARTNERS, LTD. X
                               for $1,200 per Unit

     Subject to and effective upon acceptance for payment, the undersigned (the "Seller") hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, transfer and deliver ("Transfer") to Everest Management, LLC, a California limited liability company (the "Purchaser"), all of the Seller's right, title and interest in such Seller's units of limited partnership interest ("Original Units" or "Units") of INCOME GROWTH PARTNERS, LTD. X, a California limited partnership (the "Partnership"), at the cash purchase price of $1,200 per Original Unit, without interest, less the amount of Distributions (as defined in the Offer to Purchase) per Unit, if any, made to Seller by the Partnership after the date of the Offer to Purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 4, 2003, as it may be supplemented or amended (the "Offer to Purchase") and this Agreement of Transfer and Letter of Transmittal, as it may be supplemented or amended (the "Letter of Transmittal," which together with the Offer to Purchase, constitutes the "Offer").

     Such Transfer shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, legal claims, settlements and awards, voting rights and other benefits of any nature whatsoever distributable or allocable to Seller's tendered Units, and all certificates evidencing the same, and Seller agrees immediately to endorse and deliver to Purchaser all distribution checks received from the Partnership after the date upon which the Purchaser purchases Units tendered pursuant to the Offer. Seller hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the Seller with respect to all tendered Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote, inspect Partnership books and records, change the address of record of tendered Units prior to or after completion of the Transfer, or act in such manner as any such attorney-in-fact shall, in its discretion, deem proper with respect to such Units, to deliver such Units and transfer ownership of such Units on the Partnership's books maintained by the General Partner of the Partnership, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, to execute and deliver in the name and on behalf of Seller any and all instruments or documents the Partnership or its General Partner may request in order to complete the Transfer (including without limitation any additional agreement of transfer, representation and warranty, indemnity, confirmation of intention to sell Units, or other forms required by the Partnership or its General Partner), to immediately revoke and withdraw all prior tenders of Units, to direct any custodian or trustee holding record title to the Units to do any of the foregoing, including the execution and delivery of a copy of this Letter of Transmittal, and upon payment by the Purchaser of the purchase price, to receive all benefits and cash distributions, endorse
Partnership checks payable to Seller and otherwise exercise all rights of beneficial ownership of such Units. The Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

     Seller hereby represents and warrants to the Purchaser that Seller owns all Units tendered pursuant to the Offer. Seller further hereby represents and warrants to Purchaser that Seller has full power and authority to validly sell, assign, transfer and deliver such Units to the Purchaser, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of all claims, options, restrictions, charges, encumbrances or other interests. If the undersigned is signing on behalf of an entity, the undersigned declares that he has authority to sign this document on behalf of such entity.

     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), the Purchaser may not be required to accept for payment any or all of the Units tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be effective to Transfer only those Units accepted for payment by the Purchaser and any Letter of Transmittal for Units not accepted for payment may be destroyed by the Purchaser.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such Units.

     Seller hereby certifies, under penalties of perjury, that (1) the number shown below on this form as Seller's Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller is exempt from backup withholding, has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding. Seller hereby also certifies, under penalties of perjury, that Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine or imprisonment.

     Upon completion and recording of the Transfer, the Purchaser accepts all of the terms and conditions of the Partnership Agreement, as amended. The Seller requests that the Purchaser become a substitute limited partner of the Partnership. The Seller also hereby separately instructs the Partnership and its General Partner to immediately change the address of Seller's account to the Purchaser's address. Seller agrees that the Partnership and its General Partner shall have no liability to Seller for immediately making the address change or for transferring the Units under this Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser, and such determinations will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal) will also be final and binding. The Purchaser will have the right to waive any defects or conditions as to the manner of tendering. Any defects in connection with tenders, unless waived, must be cured within such time as the Purchaser will determine. This Letter of Transmittal will not be valid until all defects have been cured or waived.

-----------------------------------------   ------------------------------------
[Social Security or Taxpayer ID Number(s)]  [Signature of Owner]

                                            -------------------------/----------
____________________/____________________   [Print Name]              [Date]
[Phone Number]           / [Fax or E-mail]

[  ] Sell ALL OR NONE       _____________   ____________________________________
Check Box If You Do Not    [If Selling Less [Signature of Co-Owner]
Want to Sell Unless All    than ALL UNITS,
Your Units Will Be Bought  Specify Number]  _________________________/__________
                                            [Print Name]              [Date]
---------------/---------------/----------
[IRA Custodian / Account No. / Phone (if applicable)]


                        -------------------------------------------------------
                        Forward the completed Letter of Transmittal and original Partnership Certificate(s) (if available) to:

                                            Everest Management, LLC
                                       155 N. Lake Ave., Suite 1000
                                            Pasadena, CA 91101
                                Attn: Securities Processing Department
                                            (626) 585-5920 Re:
                                               Income Growth
                                              Partners, Ltd. X
                        --------------------------------------------------------

   Everest Management, LLC, 155 N. Lake Avenue, Suite 1000, Pasadena, CA 91101
                                 (800) 611-4613

                 Instructions To Complete Agreement Of Transfer

================================================================================


TO SELL YOUR UNITS, PLEASE DO THE FOLLOWING:

1. Sign the Agreement, print your name and the date.
2. Provide your social security number.
3. If you are selling less than all your Units, indicate the number you wish to sell.
4. Be sure to enter your telephone number.
5. If the units are held in an IRA, enter the name of the custodian, your account number, and the phone number of the custodian.
6. Send the Agreement in the envelope provided.



                                 ADDITIONALLY...

IF YOU OWN THE UNITS JOINTLY WITH ANOTHER INDIVIDUAL:
Please have both owners sign the Agreement.

IF THE OWNER OR A CO-OWNER IS DECEASED:
Please enclose (a) certified copy of the Death Certificate and (b) a Letter Testamentary or Will showing your beneficial ownership or executor capacity.

IF YOU OWN THE UNITS IN YOUR IRA:
Please provide your IRA account number. This information will be used solely by your custodian to make certain that the purchase proceeds are properly deposited in your account.

IF THE UNITS ARE OWNED IN A TRUST, PROFIT SHARING, OR PENSION PLAN:
Attach the first page, signature pages, and the section of the Trust Agreement showing that the signer has the authority to sign the Agreement on behalf of the Trust or Plan.

IF THE UNITS ARE OWNED IN A CORPORATION, PARTNERSHIP OR LIMITED LIABILITY
COMPANY:
Attach an original resolution showing that the signer has the authority to sign the Agreement on behalf of the corporation, partnership or LLC.



================================================================================